EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statements of Integrated Systems, Inc. on Form S-8 (File Nos. 33-35281, 33-48626, 33-70494, 33-82438, 333-1145, 333-12799) of our reports dated March 26, 1998, on our audits of the consolidated financial statements and financial statement schedule of Integrated Systems, Inc. as of February 28, 1997 and 1998, and for each of the three years in the period ended February 28, 1998 which reports are included in this Form 10-K.

                                              Coopers & Lybrand L.L.P.

San Jose, California
May 28, 1998

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